Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-285742

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated March 12, 2025)

SUBJECT TO COMPLETION, DATED JUNE 23, 2025

$

Marvell Technology, Inc.

$      % Senior Notes due 20

$      % Senior Notes due 20

We are offering $     aggregate principal amount of Senior Notes due 20  (the “20  Notes”) and $     aggregate principal amount of Senior Notes due 20  (the “20  Notes” and, together with the 20  Notes, the “Notes”). We may, at our option, redeem each series of Notes at any time and from time to time, in each case, in whole or in part, at the prices and times indicated for each series of Notes under the caption “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to but not including, the applicable date of redemption. The Notes will not be subject to any sinking fund provisions.

We intend to use the net proceeds of this offering, together with cash on hand, if necessary, for repayment of debt, including amounts outstanding under our term loans due 2026, revolving credit facility and senior notes due 2026. Any remaining funds will be used for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock and acquisitions.

The Notes will not be guaranteed by any of our subsidiaries on the date of original issuance. In the future, however, any of our existing or future domestic subsidiaries that becomes a borrower or guarantor under the Revolving Credit Agreement or the 2026 Term Loan Agreement (each as defined herein under “Description of Notes—General”) will be required, jointly and severally, to fully and unconditionally guarantee the Notes on a senior, unsecured basis. See “Description of Notes—Guarantees.”

The Notes and the guarantees, if any, will be our and each guarantor’s, as applicable, general, senior, unsecured obligations, will rank equally in right of payment with all of our and such guarantor’s existing and future senior, unsecured indebtedness and will rank senior in right of payment to all of our and such guarantor’s existing and future unsecured, subordinated indebtedness. In addition, the Notes and the guarantees, if any, will be effectively subordinated to all of our and each guarantor’s, as applicable, existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us, if any).

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors we incorporate by reference herein for a discussion of certain risks that you should consider before investing in the Notes.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note		Total	Per 20 Note		Total
Public Offering Price(1)		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds to Marvell Technology, Inc. (before expenses)		%	$		%	$

(1)	Plus accrued interest, if any, from , 2025.

The underwriters expect to deliver the Notes to investors in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the account of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A. against payment in New York, New York on or about    , 2025.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities

   , 2025

Prospectus Supplement

Prospectus

S-i

INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated March 12, 2025 are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This document is in two parts that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. As allowed by the SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the Registration Statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering, together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. You should not assume the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms the “Company,” “we,” “our,” “us,” or similar terms refer to Marvell Technology, Inc. and its consolidated subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and obtain copies of any document we file with the SEC on the SEC website located at www.sec.gov.

This prospectus supplement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and our securities, you should read the entire Registration Statement, of which this prospectus supplement forms a part, and the additional documents listed under “Incorporation by Reference” below. The Registration Statement has been filed electronically and may be obtained through the SEC’s website listed above. Any statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our website at www.marvell.com, under the “Company—Investors—Financial Info—SEC Filings” caption. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on, or accessible through, our website or the website of the SEC is not a part of this prospectus supplement.

S-iii

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed with the SEC. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

We specifically incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•

our Annual Report on Form 10-K for the year ended February 1, 2025, filed with the SEC on March 12, 2025 (including the information incorporated by reference into our Annual Report on Form 10-K for the year ended February  1, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2025);

•	our Quarterly Report on Form 10-Q for the period ended May 3, 2025, filed with the SEC on May 30, 2025;

•	our Current Reports on Form 8-K filed with the SEC on March 12, 2025, March 21, 2025, April 8, 2025, April 14, 2025, June 13, 2025 and June 20, 2025; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the termination of this offering.

You may electronically access these documents through our website, www.marvell.com, under the “Company—Investor Relations—Financials—SEC Filings” caption. We are not incorporating the contents of, or information accessible through, the website into this prospectus supplement or the accompanying prospectus, other than in accordance with the prior sentence. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Marvell Technology, Inc.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

Attn: Investor Relations

(302) 295-4840

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are subject to the “safe harbor” created by those sections. These statements may contain words such as such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “targets,” “goals,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those implied by the forward-looking statements. Factors that could cause actual results to differ materially from those predicted include, but are not limited to:

•

risks related to our ability to design, develop and introduce new and enhanced products, in particular in the Artificial Intelligence, Cloud and 5G markets, in a timely and effective manner, as well as our ability to anticipate and adapt to changes in technology;

•

risks related to our dependence on a few customers for a significant portion of our revenue, particularly as our major customers comprise an increasing percentage of our revenue, as well as risks related to a significant portion of our sales being concentrated in the data center end market, and risks related to the gain or loss of design wins with our key customers;

•	risks related to changes in general macroeconomic conditions such as economic slowdowns, inflation, stagflation, high or rising interest rates, financial institution instability, and recessions;

•

risks related to tariffs and trade restrictions with China, Russia and other foreign nations including risks related to the ability of our customers, particularly in jurisdictions such as China that may be subject to trade restrictions (including the need to obtain export licenses) to develop their own solutions, vertically integrate which may reduce the need for our products, or acquire fully developed solutions from third parties;

•	risks related to political, social and economic instability, military hostilities including invasions, wars, terrorism and political unrest;

•	risks related to our ability to execute on changes in strategy and realize the expected benefits from restructuring activities;

•	risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory;

•

risks related to our ability to successfully integrate and to realize anticipated benefits or synergies, on a timely basis or at all, in connection with our past, current, or any future acquisitions, divestitures, significant investments or strategic transactions;

•	risks related to the highly competitive nature of the end markets we serve, particularly within the semiconductor and infrastructure industries;

•	risks related to our ability to maintain a competitive cost structure for our manufacturing, assembly, testing and packaging processes and our reliance on third parties to produce our products;

•	risks related to our ability to attract, retain and motivate a highly skilled workforce, especially engineering, managerial, sales and marketing personnel;

•

risks related to any current and future litigation, regulatory investigations, or contractual disputes with customers that could result in substantial costs and a diversion of management’s attention and resources that are needed to successfully maintain and grow our business;

•	risks related to our ability to scale our business;

•	cybersecurity risks;

S-v

•	risks related to our debt obligations;

•

risks related to the extension of lead time due to supply chain disruptions, component shortages that impact the costs and production of our products and kitting process, and constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers;

•	risks related to the specific conditions in the end markets we address, including seasonality and volatility in the technology sector and semiconductor industry;

•	risks related to failures to qualify our products or our suppliers’ manufacturing lines;

•	risks related to failures to protect our intellectual property, particularly outside the United States;

•

risks related to the potential impact of significant events or natural disasters or the effects of climate change (such as drought, flooding, wildfires, increased storm severity, sea level rise, and power outages), particularly in certain regions in which we operate or own buildings, such as Santa Clara, California, and where our third-party manufacturing partners or suppliers operate, such as Taiwan and elsewhere in the Pacific Rim;

•	risks related to our sustainability programs;

•	risks related to the impact of the COVID-19 pandemic or other future pandemics, on the global economy and on our customers, suppliers, employees and business; and

•

risks related to failures of our customers to agree to pay for NRE (non-recurring engineering) costs, failure to pay enough to cover the costs we incur in connection with NREs or non-payment of previously agreed NRE costs due to us.

Additional factors which could cause actual results to differ materially from our expectations include those set forth in this prospectus supplement under the heading “Risk Factors,” as well as the risks discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in other documents that are incorporated by reference in this prospectus supplement. These forward-looking statements speak only as of the date hereof. Unless required by law, we undertake no obligation to update any forward-looking statements.

S-vi

SUMMARY

This summary highlights certain information about this offering and our business appearing elsewhere in this prospectus supplement or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in the Notes. The following summary is qualified in its entirety by the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompany prospectus, including our consolidated financial statements and notes thereto. For a more complete understanding of this offering and our business, you should read this entire prospectus supplement and all documents incorporated by reference herein, including the section entitled “Risk Factors” herein and in each of our Annual Report on Form 10-K for the year ended February 1, 2025 and Quarterly Report on Form 10-Q for the period ended May 3, 2025, before deciding to invest in the Notes.

Company Overview

We are a leading supplier of data infrastructure semiconductor solutions, spanning the data center core to network edge. We are a fabless supplier of high-performance semiconductor products with core strengths in developing and scaling complex System-on-a-Chip architectures, integrating analog, mixed-signal and digital signal processing functionality. Leveraging leading intellectual property and deep system-level expertise, as well as highly innovative security firmware, our solutions are empowering the data economy and enabling the data center, enterprise networking, carrier infrastructure, consumer, and automotive/industrial end markets.

Corporate Information

We were incorporated in Delaware on October 20, 2020 and changed our name to Marvell Technology, Inc. on April 20, 2021. Our registered and mailing address is 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801 and our telephone number there is (302) 295-4840.

We maintain a website at www.marvell.com where general information about us is available. We are not incorporating the contents of, or information accessible through, the website into this prospectus supplement or the accompanying prospectus.

Recent Developments

Concurrently with the closing of this offering, we expect to enter into a second amended and restated credit agreement, with Bank of America, N.A., as administrative agent and certain financial institutions, as lenders, which provides for borrowings of up to $1.5 billion in the form of revolving loans and amends and restates our current revolving credit facility, which provides for up to $1.0 billion in revolving loans. The commitments under the second amended and restated credit agreement are expected to terminate, and all revolving loans must be repaid, on the fifth anniversary of the effective date of the second amended and restated credit agreement. This offering is not conditioned upon the entry into the second amended and restated credit agreement.

The Offering

The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Notes and the indenture governing the Notes. In this subsection, “we,” “us” and “our” refer only to Marvell Technology, Inc. and not to any of our subsidiaries.

Issuer	Marvell Technology, Inc.

Notes Offered	$ aggregate principal amount of % Senior Notes due 20 (the “20 Notes”).

$ aggregate principal amount of % Senior Notes due 20 (the “20 Notes”).

Maturity Dates	The 20 Notes will mature on , 20 .

The 20 Notes will mature on , 20 .

Interest Rates	The 20 Notes will accrue interest at a rate of % per annum.

The 20 Notes will accrue interest at a rate of % per annum.

Interest Payment Dates	Interest on each series of the Notes will be payable semi-annually in arrears on and of each year, beginning on , 2026.

Ranking	The Notes will be our general, senior, unsecured obligations, will rank equally in right of payment with all of our existing and future senior, unsecured indebtedness, will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us, if any).

Optional Redemption	We may redeem each series of the Notes, in whole or in part, at any time and from time to time, at redemption prices determined as set forth under the heading “Description of Notes—Optional Redemption.”

Sinking Fund	None.

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” each holder will have the right to require us to repurchase all or any part of that holder’s Notes at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus any accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

Guarantees	None of our subsidiaries will initially guarantee the Notes. In the future, however, any of our existing or future domestic subsidiaries that becomes a borrower or guarantor under the Revolving Credit

Agreement or the 2026 Term Loan Agreement (each as defined under “Description of Notes—General”) will be required, jointly and severally, to fully and unconditionally guarantee the Notes on a senior, unsecured basis.

Use of Proceeds	We estimate that the net proceeds to be received by us from the sale of the Notes offered hereby will be approximately $ million, after deducting the underwriting discounts and estimated offering expenses and fees payable by us. We intend to use the net proceeds of this offering, together with cash on hand, if necessary, for repayment of debt, including amounts outstanding under our term loans due 2026, revolving credit facility and senior notes due 2026. Any remaining funds will be used for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock and acquisitions. Net proceeds may be temporarily invested before use. See “Use of Proceeds.”

Conflicts of Interest	As a result of our intended use of proceeds for the repayment of debt, including amounts outstanding under our term loans due 2026 and revolving credit facility, certain underwriters (or their respective affiliates) may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting; Conflicts of Interest.”

Certain Covenants	The indenture governing the Notes (the “Indenture”) will contain covenants limiting our ability, the ability of our Guarantors, if any, and the ability of our restricted subsidiaries to, among other things:

•	create certain liens; and

•	with respect to us, consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. See “Description of Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Covenants” in the accompanying prospectus. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to certain of our assets.

Form and Minimum Denominations	The Notes will be represented by one or more global notes registered in the name of the nominee of DTC. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	We may, without the consent of existing holders of the applicable series of Notes, create and issue additional notes ranking equally with such Notes (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with the applicable series of Notes; provided that if the additional notes are not fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

No Public Market	We have not applied and do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system.

Trustee	The trustee for the Notes will be U.S. Bank Trust Company, National Association.

Governing Law	State of New York.

Risk Factors	You should carefully consider the risks discussed under “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and our Quarterly Report on Form 10-Q for the period ended May 3, 2025, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Notes. See “Where You Can Find More Information” and “Incorporation by Reference.”

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks set forth in this section and in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and our Quarterly Report on Form 10-Q for the period ended May 3, 2025, each of which is on file with the SEC and is incorporated by reference into this prospectus supplement, before deciding whether to invest in the Notes. You also should read and consider all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements. See “Where You Can Find More Information” and “Incorporation by Reference.”

Risks Related to this Offering and the Notes

The Notes will be structurally subordinated to the liabilities of our subsidiaries.

A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that will have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). In addition, the Indenture will allow our subsidiaries to incur an unlimited amount of indebtedness. Consequently, the Notes will be effectively subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish, and the Indenture will not restrict the ability of our subsidiaries to incur indebtedness that would be structurally senior to the Notes.

None of our subsidiaries will initially guarantee the Notes. In the future, however, any of our existing or future domestic subsidiaries that becomes a borrower or guarantor under the Revolving Credit Agreement or the 2026 Term Loan Agreement (each as defined under “Description of Notes—General”) will be required, jointly and severally, to fully and unconditionally guarantee the Notes on a senior, unsecured basis. Such guarantees (the “Guarantees”), if any, will be general, senior, unsecured obligations of each guarantor of the Notes (each, a “Guarantor”) that will rank equally in right of payment with all of such Guarantor’s existing and future senior, unsecured indebtedness, will rank senior in right of payment to all of such Guarantor’s existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of such Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of such Guarantor’s subsidiaries (other than indebtedness and liabilities owed to such Guarantor, if any).

The Notes are subject to prior claims of any secured creditors and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.

The Indenture will permit us and our subsidiaries to incur additional debt, including secured debt, subject to certain exceptions. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our unsecured and senior creditors, including our trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes and the holders of our previously issued general, senior, unsecured obligations in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to the holders of the Notes. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Notes then outstanding would remain unpaid.

We may incur additional debt in the future, which may adversely affect our financial condition and future financial results and further restrict our activities.

As of May 3, 2025, we had $4.3 billion of indebtedness outstanding and $800.0 million of unused borrowing capacity under our credit facilities. We may incur additional debt in the future, including by borrowing under our existing and future credit facilities, and our future levels of indebtedness may adversely affect our financial condition and financial results by, among other things:

•	increasing our vulnerability to adverse general economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts, execution of our business strategy, acquisitions and other general corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business, our competitive conditions and our industry;

•	placing us at a competitive disadvantage compared to our competitors with less indebtedness;

•	exposing us to interest rate risk to the extent of our variable rate indebtedness, particularly in the current environment of high or rising interest rates; and

•	making it more difficult to borrow additional funds in the future to fund growth, acquisitions, working capital, capital expenditures and other purposes.

We may also enter into additional transactions or credit facilities, including for long-term debt, which may increase our indebtedness and result in additional restrictions upon our business.

We will be required to comply with the covenants set forth in the Indenture. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the holders of the Notes, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

We may be unable to generate the cash flow to service our debt obligations, including the Notes.

We may not be able to generate sufficient cash flow to enable us to service our indebtedness, including the Notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial competitive, legislative, regulatory and other factors beyond our control. Based on current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal of, and interest on, our indebtedness, including the Notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the Notes) or obtain additional financing. In addition, if our credit ratings are downgraded, the cost of current or future borrowings under the Revolving Credit Agreement or the 2026 Term Loan Agreement may rise and our ability to obtain additional financing or refinance our existing debt may be negatively affected. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

The Indenture will not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Notes.

While the Indenture will contain terms intended to provide protection to the holders of the Notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Notes. For example, among other things, the Indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged transaction involving us that may adversely affect holders of the Notes except to the limited extent provided under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event.”

Additionally, the Indenture will not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•

subject to certain exceptions, restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the Notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, including highly leveraged transactions, that could have an adverse impact on your investment in the Notes.

The negative covenants in the Indenture will be subject to limitations, qualifications and exceptions and, as a result, will have a limited effect and may not protect your investment in the Notes.

The Indenture will contain covenants limiting our ability and the ability of our restricted subsidiaries to create certain liens and, with respect to us, consolidate or merge with, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all our assets, taken as a whole, to another person. However, the covenants limiting liens will be of limited scope and will contain exceptions that will allow us and our restricted subsidiaries to incur liens with respect to certain of our material assets. Only our subsidiaries that have substantially all of their property located, or substantially all of their business conducted, in the United States will be deemed restricted subsidiaries that are subject to the aforementioned covenants. Moreover, the Indenture will not prohibit us or any of our restricted subsidiaries from transferring any property otherwise subject to the covenants limiting liens to an unrestricted subsidiary, which would remove such property from the scope of those covenants. The covenants limiting liens will apply only to a subset of our assets and will not apply to any of our intellectual property, which constitutes a significant portion of our material assets. As of the date of this prospectus supplement, we and our subsidiaries only have a limited amount of assets that are subject to the scope of the covenants limiting liens. In addition, the limitation on liens covenant will not prohibit us or our restricted subsidiaries from securing future indebtedness with pledges of the capital stock of foreign subsidiaries that conduct substantially all of our business operations (or the capital stock of any United States subsidiaries owned by unrestricted subsidiaries) without equally and ratably securing the Notes. As a result, the negative covenants in the Indenture will have a limited effect on our ability and the ability of our restricted subsidiaries to incur new secured indebtedness that would be effectively senior to the Notes to the extent of the value of the collateral pledged to secure such indebtedness. In light of these exceptions and other factors described above, the negative covenants in the Indenture will have a limited effect and may not protect your investment in the Notes. See “Description of Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Covenants—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

There may not be any trading market for the Notes, and we cannot assure you that an active trading market will develop for the Notes.

The Notes will be new issues of securities and, upon issuance, neither series of the Notes will have an established trading market. We have not and do not intend to apply for listing or quotation of the Notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for the Notes will ever develop or, if developed, be maintained. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for the Notes, whether you will be able to sell the Notes, or the prices at which you may be able to sell the Notes. The prices at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions that may have an adverse effect on the holders of the Notes.

The market prices of the Notes may be volatile.

The market prices of the Notes will depend on many factors, including, but not limited to, the following:

•	credit ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the Notes;

•	the potential redemption of the Notes by us pursuant to the terms of the Indenture and the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects;

•

changes in general economic and political conditions and specific conditions in the end markets we address, including volatility and cyclicality in the technology sector and semiconductor industry; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In particular, all other factors being constant, an increase in prevailing interest rates will cause the market price of the Notes to decline.

Furthermore, rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in the credit ratings assigned to us or our debt securities would likely have an adverse effect on the market prices of the Notes.

Our credit ratings may not reflect all risks of your investment in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due only as of the time of such assessment. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings do not comment as to market price or suitability for a particular investor, are limited in scope and do not reflect the potential impact of all risks relating to the Notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s credit rating.

Redemption may adversely affect your return on the Notes.

We have the right to redeem the Notes, in whole or in part, at any time and from time to time, prior to maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Notes.

The provisions in the Indenture relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the Indenture relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the Indenture to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days, subject to extension under certain circumstances, by a downgrade in the rating of the Notes, following which the Notes are no longer rated “investment grade.” Except as described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the Indenture will not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction. Further, the definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

We may not be able to repurchase all of the Notes upon a change of control repurchase event, which would result in a default under the Notes and may constitute an event of default under our future indebtedness.

We will be required to repurchase the Notes at the option of each holder upon the occurrence of a change of control repurchase event as provided in the Indenture. However, we may not have sufficient funds to repurchase the Notes in cash at the time of any change of control repurchase event. In addition, our ability to repurchase the Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your Notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to repurchase your Notes at your option upon a change of control repurchase event would be an event of default under the Indenture and could cause a cross-default or acceleration under certain future agreements governing our other indebtedness.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any Guarantees thereto, subordinate claims in respect of the Notes and any Guarantees and require holders of the Notes to return payments received, and if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any Guarantees thereto, subordinate claims in respect of the Notes and any Guarantees thereto and require holders of the Notes to return payments received. If that occurs, you may not receive any payments on the Notes. Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and any Guarantees thereto. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or any Guarantees thereto could be voided as a fraudulent transfer or conveyance if (i) we or any Guarantor, as applicable, issued the Notes or incurred such Guarantees with the intent of hindering, delaying or defrauding creditors or (ii) we or any Guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring such Guarantees and, in the case of (ii) only, one of the following was also true at the time thereof:

•

we or any Guarantor, as applicable, were insolvent on the date of the issuance of the Notes or the incurrence of such Guarantees or rendered insolvent by reason of the issuance of the Notes or the incurrence of such Guarantees;

•	the issuance of the Notes or the incurrence of such Guarantees left us or any Guarantor, as applicable, with an unreasonably small amount of capital to carry on the business; or

•	we or any Guarantor intended to, or believed that we or such Guarantor would, incur debts beyond our or such Guarantor’s ability to pay such debts as they mature.

Enforcement of any Guarantee of the Notes against any Guarantor will be subject to certain defenses available to Guarantors in the relevant jurisdiction. These laws and defenses generally include those that relate to corporate purpose or benefit, fraudulent conveyance or transfer, voidable preference, insolvency or bankruptcy challenges, financial assistance, preservation of share capital, thin capitalization, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor may have no liability or decreased liability under its Guarantee depending on the amounts of its other obligations and applicable law. Limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could also limit the enforceability of any Guarantee against any Guarantor.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that by virtue of the fact that the Notes were issued by us for its direct benefit, and only indirectly for any Guarantor’s benefit, that a Guarantor did not receive reasonably equivalent benefit directly or indirectly from the issuance of the Notes.

We cannot be certain as to the standards that a court would use to determine whether or not we or any Guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of such Guarantee would not be subordinated to our or any Guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the Notes or the incurrence of a Guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such Guarantee or subordinate the Notes or such Guarantee to our presently existing and future indebtedness or that of the related Guarantor, or require the holders of the Notes to repay any amounts received with respect to such Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes (or any Guarantee thereto).

Although any Guarantees will contain a provision intended to limit any Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under any Guarantee to be a fraudulent transfer, this provision may not be effective to protect any Guarantees from being voided under fraudulent transfer law, or may reduce any Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

Furthermore, in the event that a bankruptcy case were to be commenced under the bankruptcy code, we could be subject to claims, with respect to any payments made within 90 days prior to the commencement of such a case, that we or any Guarantor were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the Notes or any Guarantee thereto, might be deemed to constitute a preference under the bankruptcy code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate.

USE OF PROCEEDS

We estimate that the net proceeds to be received by us from the sale of the Notes offered hereby will be approximately $    million, after deducting the underwriting discounts and estimated offering expenses and fees payable by us.

We intend to use the net proceeds of this offering, together with cash on hand, if necessary, for repayment of debt, including amounts outstanding under our term loans due 2026, revolving credit facility and senior notes due 2026. Any remaining funds will be used for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock and acquisitions.

Our term loans due 2026 mature on April 19, 2026, and the effective interest rate was 4.914% as of May 3, 2025. The stated and effective interest rates for our senior notes due 2026 are 1.650% and 1.839%, respectively, and our senior notes due 2026 mature on April 15, 2026. Borrowings under our revolving credit facility mature on April 14, 2028, and the effective weighted average interest rate on borrowings under our revolving credit facility was 5.795% as of May 3, 2025. The proceeds of the revolving credit facility were used for general corporate purposes of Marvell Technology, Inc. and its subsidiaries.

As a result of our intended use of proceeds for the repayment of debt, including amounts outstanding under our term loans due 2026 and revolving credit facility, certain underwriters (or their respective affiliates) may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting; Conflicts of Interest—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of May 3, 2025 on (i) an actual basis and (ii) on an as adjusted basis to give effect to this offering, but without giving effect to the anticipated use of proceeds therefrom.

You should read the data set forth in the table below in conjunction with “Use of Proceeds” as well as our unaudited condensed consolidated financial statements, including the related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended May 3, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

	As of May 3, 2025
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$885.9	$

Debt:
Term Loans due 2026	$557.8	$
Revolving Credit Facility(1)	200.0
4.875% MTG/MTI 2028 Senior Notes	499.9
1.650% 2026 Senior Notes	500.0
2.450% 2028 Senior Notes	750.0
5.750% 2029 Senior Notes	500.0
2.950% 2031 Senior Notes	750.0
5.950% 2033 Senior Notes	500.0
% 20 Senior Notes offered hereby	—
% 20 Senior Notes offered hereby	—

Total borrowings(2)	4,257.7
Total stockholders’ equity	13,312.7

Total capitalization	$17,570.4	$

(1)

As of May 3, 2025, we had $200.0 million outstanding under our $1.0 billion revolving credit facility. The revolving credit facility is set to expire April 14, 2028. As of June 1, 2025, there was $200.0 million outstanding under our revolving credit facility. Concurrently with the closing of this offering, we expect to enter into the second amended and restated credit agreement. See “Summary—Recent Developments.”

(2)	Does not reflect unamortized debt discount and issuance cost.

DESCRIPTION OF NOTES

The following is a description of the $    aggregate principal amount of  % Senior Notes due 20 (the “20 Notes”) and the $   aggregate principal amount of  % Senior Notes due 20 (the “20  Notes” and, collectively with the 20  Notes, the “Notes”). The Notes will be issued by Marvell Technology, Inc., a Delaware corporation (the “Company”). Unless otherwise indicated, for all purposes of this “Description of Notes,” references to the Notes are references to the Notes offered hereby taken together. Although for convenience the 20 Notes and the 20  Notes are referred to as the “Notes,” each will be issued as a separate series of debt securities. The Notes will be issued under the indenture, dated April 12, 2021, between us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by one or more supplemental indentures relating to the Notes (the indenture, as so supplemented, the “Indenture”). Additional provisions of the Indenture are more fully described under the caption “Description of Debt Securities” in the accompanying prospectus.

The following is a summary of the material provisions of the Indenture, the Notes and the Guarantees, if any. This summary supplements, and to the extent inconsistent therewith, replaces, the description of the general terms of our debt securities included in the accompanying prospectus under the caption “Description of Debt Securities.” You can find the definitions of certain terms used in this description under “—Certain Definitions.” The terms defined in “—Certain Definitions” below are used in this “Description of Notes” as so defined.

Capitalized terms used and not defined in this summary have the meanings specified in the Indenture. For purposes of this section of this prospectus supplement, references to “we,” “us” and “our” are to Marvell Technology, Inc. and not to any of its subsidiaries.

General

The Notes will have the following basic terms:

•

the Notes and the Guarantees, if any, will be our and each Guarantor’s, as applicable, general, senior, unsecured obligations, will rank equally in right of payment with all of our and such Guarantor’s existing and future senior, unsecured indebtedness, including any indebtedness we may incur from time to time under our amended and restated revolving credit agreement, dated April 14, 2023, as may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) (the “Revolving Credit Agreement”), and our term loan credit agreement, dated December 7, 2020 (as amended, the “2026 Term Loan Agreement”);

•	the Notes will be effectively subordinated in right of payment to all our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	the Notes will be senior in right of payment to any of our indebtedness that is subordinated to the Notes;

•

the Notes will be structurally subordinated to all indebtedness of our subsidiaries that do not guarantee the Notes (as of May 3, 2025, our subsidiaries had $562.1 million of indebtedness (including trade payables) outstanding, all of which would have been structurally senior to the Notes);

•

the 20  Notes initially will be limited to $     aggregate principal amount, and the 20  Notes will initially be limited to $     aggregate principal amount (in each case, subject to our right to issue additional notes as described under “—Further Issuances” below);

•	the 20 Notes will accrue interest at a rate of % per annum, and the 20 Notes will accrue interest at a rate of % per annum;

•	the 20 Notes will mature on , 20 , and the 20 Notes will mature on , 20 , in each case, unless redeemed or repurchased prior to such date;

•

interest will accrue on each series of Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the Notes), payable semi-annually in arrears on     and     of each year, beginning on     , 2026;

•	we may redeem either series of Notes prior to its maturity, in whole or in part, as described under “—Optional Redemption” below;

•

we may redeem all, but not part, of each series of Notes in the event that additional amounts become payable as described in the accompanying prospectus under the caption “Description of Debt Securities—Covenants—Payments of Additional Amounts” upon the occurrence of certain tax events at the redemption prices described in the accompanying prospectus under the caption “Description of Debt Securities—Covenants—Redemption for Tax Purposes”;

•

we may be required to repurchase each series of Notes, in whole or in part, at your option, in connection with the occurrence of a “change of control repurchase event” with respect to such series of Notes as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	the Notes will be issued in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof;

•

the Notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain limited circumstances may be represented by Notes in definitive form. See “Book-Entry Settlement and Clearance”;

•	the Notes will be exchangeable and transferable at the office or agency maintained by us for such purposes (which initially will be the corporate trust office of the Trustee); and

•

the Notes will be fully and unconditionally guaranteed by any existing and future domestic subsidiary of ours that becomes a borrower or guarantor under the Revolving Credit Agreement or the 2026 Term Loan Agreement. See “—Guarantees.”

We do not intend to list the Notes on any securities exchange or include the Notes in any automated quotation system. The Notes will not be subject to any sinking fund.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), purchase Notes in the open market, negotiated transactions or otherwise, for our account or for the account of one or more of our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a company order to cancel such Notes, and they will no longer be considered “outstanding” under the Indenture upon their surrender to the Trustee for cancellation.

Whenever in this “Description of Notes” section there is mention, in any context, of:

•	the payment of principal,

•	a purchase price in connection with the purchase of a Note,

•	interest, or

•	any other amount payable on or with respect to the Notes,

such reference shall be deemed to include payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof, as described in the accompanying prospectus under the caption “Description of Debt Securities—Covenants—Payments of Additional Amounts.”

Guarantees

None of our subsidiaries will guarantee the Notes on the date of original issuance. The Indenture will provide that our obligations under the Notes and the Indenture will be, jointly and severally, unconditionally guaranteed by each existing and future domestic subsidiary of the Company that becomes a borrower or guarantor under the Revolving Credit Agreement and the 2026 Term Loan Agreement, on a senior, unsecured basis.

Any Guarantor will guarantee on a senior, unsecured basis our obligations under the Notes and all of our other obligations under the Indenture, and any Guarantor’s guarantee of the Notes will be “full and unconditional,” as that term is used in Regulation S-X, Rule 3-10(e)(2), except that in the future the Guarantee may be released or terminated under certain circumstances as set forth below.

The obligations of any Guarantor will be limited in a manner designed to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See “Risk Factors—Risks Related to this Offering and the Notes—Federal and state fraudulent transfer laws may permit a court to void the Notes and any Guarantees thereto, subordinate claims in respect of the Notes and any Guarantees thereto and require holders of the Notes to return payments received and, if that occurs, you may not receive any payments on the Notes.” If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including Guarantees and other contingent liabilities) of such Guarantor, and, depending on the amount of such indebtedness, such Guarantor’s liability on the Guarantee could be reduced to zero.

Any Guarantor will be released and discharged automatically and unconditionally from all its obligations under the Indenture and the Guarantee and will cease to be a Guarantor, without any further action required on the part of the Trustee or any holder:

•	if we exercise our legal defeasance or our covenant defeasance options with respect to the Notes or if our obligations under the Indenture are discharged in accordance with the terms thereof;

•	if no Event of Default has occurred and is then continuing, upon the liquidation or dissolution of such Guarantor; and

•	upon the release or discharge of such Guarantor’s obligations under the Revolving Credit Agreement and the 2026 Term Loan Agreement.

Upon delivery by us to the Trustee of an officer’s certificate and an opinion of counsel to the effect that any of the conditions described above has occurred, the Trustee shall, at our expense, execute any supplemental indenture or other documents reasonably requested by us in order to evidence the release of a Guarantor from its obligations under its Guarantee and the Indenture.

Certain Definitions

The Indenture will contain the following defined terms:

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding deferred net revenue) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in our or any Guarantor’s most recent consolidated balance sheet (including, without duplication, the Notes related thereto) prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

•	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

•	other agreements or arrangements designed to manage interest rates or interest rate risk; and

•	other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by Notes, bonds, debentures or similar instruments but not including Non-recourse Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us, any Guarantor or any direct or indirect subsidiaries of ours or its or (2) the financing of a project involving the development or expansion of our properties or properties of any Guarantor or any direct or indirect subsidiaries of ours or any Guarantor, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any direct or indirect subsidiary of ours or any Guarantor’s or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means (i) any real property or any permanent improvement thereon owned by us, any Guarantor or any of our restricted subsidiaries located in the United States, except such as our management determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us, any Guarantor and our restricted subsidiaries taken as a whole) not to be of material importance to the business of us, any Guarantor and our restricted subsidiaries, taken as a whole, and (ii) the capital stock of any United States subsidiary that is owned by us, any Guarantor or any of our restricted subsidiaries, in the case of each of clause (i) and (ii), whether now owned or hereafter acquired.

“restricted subsidiary” means a subsidiary of ours or any Guarantor of which substantially all of its property is located, or substantially all of its business is conducted, in the United States.

“subsidiary” of any specified person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof.

Interest

Each series of Notes will begin to accrue interest from the date on which it is originally issued. Interest on each series of Notes will be paid to the persons in whose name the Notes are registered at the close of business on the record date immediately preceding the relevant interest payment date. Interest on each series of Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

As used in the Indenture, the term “business day” means, with respect to each series of Notes, any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York or the place of payment are authorized or required by law to close.

If any interest payment date, redemption date, repayment date or stated maturity of any series of Notes falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption of such series of Notes, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, or stated maturity, as the case may be, to the date of such payment.

Payment

If any series of Notes are no longer represented by a global note, payment of interest on certificated Notes in definitive form may, at our option, be made by (i) check mailed directly to holders of such series at their registered addresses, or (ii) upon written request of any holder of at least $5,000,000 principal amount of such series of Notes, wire transfer to an account located in the United States maintained by such holder. See “Description of Debt Securities—Payment and Transfer or Exchange” in the accompanying prospectus.

Ranking

The Notes will be our senior, unsecured obligations and will rank equally in right of payment with all our future senior, unsecured indebtedness, including $500.0 million aggregate principal amount of the Company’s 1.650% Senior Notes due 2026, $750.0 million aggregate principal amount of the Company’s 2.450% Senior Notes due 2028, $500.0 million aggregate principal amount of the Company’s 5.750% Senior Notes due 2029, $750.0 million aggregate principal amount of the Company’s 2.950% Senior Notes due 2031, $500.0 million aggregate principal amount of the Company’s 5.950% Senior Notes due 2033 and $499.9 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2028, each of which were issued under the Indenture, and any indebtedness we may incur from time to time under the Revolving Credit Agreement and the 2026 Term Loan Agreement. The Notes will effectively rank junior to all our future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all indebtedness of our subsidiaries that do not guarantee the Notes. We derive a majority of our operating income and cash flow from our subsidiaries. Therefore, our ability to make payments when due to the holders of the Notes is, in part, dependent upon the receipt of sufficient funds from our subsidiaries.

In addition, claims of creditors of our subsidiaries that do not guarantee the Notes generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors, including trade creditors, of our subsidiaries that do not guarantee the Notes. As of May 3, 2025, our subsidiaries had $562.1 million of indebtedness (including trade payables) outstanding, all of which would have been structurally senior to the Notes.

As of May 3, 2025, we had $4.3 billion of outstanding consolidated indebtedness. After giving effect to this offering and the application of the net proceeds therefrom, we would have had approximately $     billion of outstanding consolidated indebtedness as of May 3, 2025.

Optional Redemption

Prior to     , 20  for the 20  Notes (      months prior to the maturity date for the 20  Notes) and     , 20  for the 20  Notes (      months prior to the maturity date for the 20  Notes) (each such date, a “Par Call Date”), the Company may redeem the Notes of any series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points in the case of the 20  Notes and     basis points in the case of the 20  Notes less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date for a series of Notes, the Company may redeem the Notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of Notes, or portions thereof, called for redemption.

If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Purchase of Notes upon a Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to any series of Notes, unless, with respect to such series of Notes, we have exercised our right to redeem such series of Notes in full as described above, each holder of such series of Notes will have the right to require us to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased plus any accrued and unpaid interest on such Notes to, but excluding, the repurchase date.

Within 30 days following any change of control repurchase event with respect to any series of Notes or, at our option, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, we will deliver a notice to each holder of such series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering (the “change of control offer”) to repurchase such Notes on the repurchase date specified in the notice at the option of the holders, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). Any such change of control notice shall, if delivered prior to the date of consummation of the change of control, state that our obligation to repurchase such Notes is conditioned on a change of control repurchase event occurring on or prior to the repurchase date specified in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Notes as a result of a change of control repurchase event. To the extent the provisions of any such securities laws or regulations conflict with the “Purchase of Notes upon a Change of Control Repurchase Event” provisions of the Indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Purchase of Notes upon a Change of Control Repurchase Event” provisions of the Indenture by virtue thereof; provided that we otherwise use commercially reasonable efforts to permit holders to exercise their rights and to fulfill our obligations in the time and in the manner specified in these provisions of the Indenture to the extent permitted by such securities laws or regulations.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

(1)	accept for payment all the Notes or portions of the Notes properly tendered pursuant to our change of control notice;

(2)	deposit with the paying agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Notes being repurchased by us.

The paying agent or tender agent appointed for such purpose will promptly deliver to each holder of Notes properly tendered the repurchase price for the Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

If holders of not less than 95% in aggregate principal amount of any series of Notes then outstanding validly tender and do not withdraw such Notes in a change of control offer and we, or any third party making a change of control offer in lieu of us, as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 10 days nor more than 60 days’ prior written notice to the holders of the Notes (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the Notes. Restrictions on our ability to incur liens are contained in the covenants as described below under “—Certain Covenants—Limitation on Liens.” Except for the limitations contained in such covenants, the covenant relating to repurchases upon the occurrence of a change of control repurchase event and the covenant described in the accompanying prospectus under “Description of Debt Securities—Covenants—Consolidation, Merger and Sale of Assets,” however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a change of control offer in connection with a change of control repurchase event if a third party makes such an offer in connection with such change of control repurchase event in the manner and at the times required and otherwise in compliance with the requirements under the applicable Indenture for such an offer made by us, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be uncertain.

Furthermore, holders may not be entitled to require us to repurchase their Notes in certain circumstances involving a significant change in the composition of our board of directors unless such change otherwise constitutes a change of control repurchase event.

We may not have sufficient funds to repurchase all the Notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes under the terms of our future debt instruments. Furthermore, a failure to repurchase the Notes upon a change of control repurchase event could constitute an event of default under each of the Revolving Credit Agreement and the 2026 Term Loan Agreement. See “Risk Factors—We may not be able to repurchase all of the Notes upon a change of control repurchase event, which would result in a default under the Notes and may constitute an event of default under our future indebtedness.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries; (2) the adoption of a plan by our board of directors relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of our voting shares or other voting shares into which our voting shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) we become a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting shares of such holding company immediately following that transaction are substantially the same as the holders of our voting shares immediately prior to that transaction and each holder holds substantially the same percentage of voting shares of such holding company as such holder held of our shares immediately prior to that transaction or (ii) our voting shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction; or (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting shares or the outstanding voting shares of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our voting shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction. Notwithstanding the foregoing, a merger of our company with any of our subsidiaries solely for the purpose of reincorporating our company in another jurisdiction within the United States shall not be a “change of control.”

“change of control repurchase event” means, with respect to any series of Notes, the occurrence of both a change of control and a ratings event.

“Fitch” means Fitch Ratings, Inc. and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any replacement rating agency appointed in accordance with the proviso to the definition of “rating agency.”

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, “rating agency” will include a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act appointed by us as a substitute for such rating agency.

“ratings event” means that the Notes of the applicable series cease to be rated investment grade by at least two of the three rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by us of our intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates such Notes below investment grade or (y) publicly announces that it is no longer considering such Notes for possible downgrade). If any of the rating agencies is not providing a rating of such Notes on any day during the trigger period for any reason (subject, for the avoidance of doubt, to our right to engage a substitute rating agency in accordance with the proviso to the definition of “rating agency”), the rating of such rating agency for such Notes shall be deemed to have ceased to be investment grade during the trigger period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the applicable series of Notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, such Notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as applicable series of Notes and will vote together as one class on all matters with respect to the applicable series of Notes; provided that if the additional notes are not fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes, the additional notes will have one or more separate CUSIP numbers.

Certain Covenants

Except as set forth below, neither we nor any of our subsidiaries will be restricted by the Indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our capital stock or the capital stock of such subsidiaries, or

•	purchasing or redeeming our capital stock or the capital stock of such subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the Notes upon a change of control or other events involving us or any of our subsidiaries that may adversely affect the creditworthiness of the Notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event” above. Among other things, the Indenture will not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Notes, except to the limited extent provided under “—Purchase of Notes upon a Change of Control Repurchase Event” above and as described in the accompanying prospectus under “Description of Debt Securities—Covenants—Consolidation, Merger and Sale of Assets.” The covenants described under “—Limitation on Liens” will apply only to “Property” owned by us, any Guarantor and our restricted subsidiaries. As of the date of this prospectus supplement, we and our subsidiaries only have a limited amount of assets that constitute “Property.” In addition, the Indenture will not prohibit us, any Guarantor or any of our restricted subsidiaries from transferring any assets otherwise constituting “Property” to a subsidiary that is not a restricted subsidiary, thus limiting the scope of the covenants described under “—Limitation on Liens.” In addition, the covenants do not prohibit our or any Guarantor’s subsidiaries from incurring debt and we and they may also incur substantial amounts of secured debt. At such time, if any, as the Notes may not be guaranteed, the debt of our subsidiaries, to the extent secured or incurred by subsidiaries that are not Guarantors, will be structurally senior to the Notes and secured debt will be effectively senior to the Notes.

See “Risk Factors—Risks Related to this Offering and the Notes—The Notes are structurally subordinated to the liabilities of our subsidiaries,” “Risk Factors—Risks Related to this Offering and the Notes— The Indenture will not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Notes” and “Risk Factors—Risks Related to this Offering and the Notes—The negative covenants in the Indenture will be subject to limitations, qualifications and exceptions and, as a result, will have a limited effect and may not protect your investment in the Notes.”

The Indenture will contain the following principal covenants:

Limitation on Liens

We will not, and we will not permit any Guarantors to, or any of our restricted subsidiaries to, create or incur any Lien upon any Property of ours, any Guarantors or any of our restricted subsidiaries (whether now existing or owned or hereafter created or acquired) in order to secure any indebtedness or Guarantees of ours, any Guarantors or any of our or their subsidiaries unless prior to or at the same time, the Notes (together with, at our option, any other indebtedness or Guarantees of ours, any Guarantors or any of our restricted subsidiaries ranking equally in right of payment with the Notes) are equally and ratably secured with or, at our option, prior to, such secured indebtedness, until such time as such indebtedness or Guarantees are no longer secured by such Lien or such Property is no longer owned by us, a Guarantor or any of our restricted subsidiaries.

The foregoing restriction does not apply to:

(1)

Liens existing with respect to any person at the time such person becomes a direct or indirect subsidiary of ours or a Guarantor’s, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)

Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us, any Guarantor or any of our restricted subsidiaries of any person then owning such Property, provided that such Lien was not incurred in anticipation of such acquisition;

(3)	Liens securing indebtedness of ours, any Guarantor or any of our restricted subsidiaries owing to us or any of our subsidiaries;

(4)	Liens of ours or any Guarantor’s existing on the date of the initial issuance of the Notes (excluding any additional notes);

(5)

Liens on Property of a person existing at the time such person is merged into or consolidated with us, any Guarantor or any of our restricted subsidiaries, at the time such person becomes a subsidiary of ours or any Guarantor, or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a person to us, any Guarantor or any of our restricted subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure each series of the Notes;

(8)

Liens imposed by law or arising by operation of law, such as materialmens’, workmen’s or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)

Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)

Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature;

(11)

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)

Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in our opinion, materially detract from the value of such Properties;

(13)

Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(14)

Liens securing indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to, Property (including shares of capital stock), plant or equipment of ours, any Guarantor or our restricted subsidiaries; provided, however, that the Lien shall not extend to any other Property owned by us, any Guarantor or any of our restricted subsidiaries at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the Indenture provided by any person (or its affiliates) may be cross- collateralized to other such financings provided by such person (or its affiliates);

(15)

Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(16)	Liens securing Hedging Obligations designed for protection from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(17)

Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(18)

in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; or

(19)

any extensions, renewals, refinancing or replacements of any Lien referred to in clauses (1) through (18) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (18) shall not extend to or cover any Property of ours, any Guarantor or any of our restricted subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

Notwithstanding the restrictions set forth in the preceding paragraph, we, any Guarantor and our restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that, after giving effect to such indebtedness and the retirement of any indebtedness secured by Liens (other than Liens described in clauses (1) through (19) above) that is being retired substantially concurrently with such incurrence, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (19) above) does not exceed 15% of our and any Guarantor’s Consolidated Net Tangible Assets. We, any Guarantor and our restricted subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Events of Default

Each of the following events will be an “event of default” under the Indenture for each series of Notes:

(1)	default in the payment of any installment of interest on such series of Notes when due and payable, and the continuance of that default for 30 days;

(2)	default in the payment of the principal of, or any premium on, such series of Notes when due and payable (whether at maturity, upon redemption or otherwise);

(3)

a failure by us to repurchase Notes tendered for repurchase following the occurrence of a change of control repurchase event with respect to such series of Notes in conformity with the covenant set forth above under “—Purchase of Notes upon a Change of Control Repurchase Event”;

(4)

failure to observe or perform any other covenants or agreements in the Indenture in respect of such series of Notes, which failure continues for 90 days after written notice to us from the Trustee or to us and the Trustee from holders of at least 25% of the outstanding principal amount of the applicable series of Notes then outstanding as provided in the Indenture, requiring us to remedy the same;

(5)

(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $200,000,000 or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $200,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the Trustee or to us and the Trustee by the holders of not less than 25% in principal amount of outstanding Notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured;

(6)	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us or any Guarantor; and

(7)

any guarantee with respect to such series of Notes is not issued as required under “—Guarantees” or any guarantee in respect of the Notes of that series ceases to be in full force and effect (except as contemplated by the terms of the Indenture or such guarantee) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under the applicable Indenture or the guarantee, in each case unless the guarantee has been released pursuant to the terms of the Indenture or such guarantee.

Modification and Waivers

Modification and amendments of the Indenture and the Notes of any series may be made by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any series of Notes;

•

reduce the principal amount of any Note or reduce the amount of the principal of any Notes which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any Note (except as part of any remarketing of the Notes of any series or any interest rate reset with respect to the Notes of any series, in each case in accordance with the terms of the Notes of such series);

•	reduce any premium payable on the redemption of any Note or change the date on which any Note may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any Note is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any Note (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required in order to take certain actions; or

•

modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of Notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby.

We and the Trustee may, without the consent of any holders, modify or amend the terms of the Indenture and the Notes of any series with respect to the following:

•

to add to our covenants for the benefit of holders of the Notes of all or any series (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the Indenture pursuant to the covenant described in the accompanying prospectus under the caption “Description of Debt Securities—Covenants—Consolidation, Merger and Sale of Assets;”

•

to add any additional events of default for the benefit of holders of the Notes of all or any series (and if such additional events of default are to be for less than all series of Notes, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	to add one or more guarantees for the benefit of holders of the Notes;

•	to secure the Notes pursuant to the covenants of the Indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional notes of any series;

•	to establish the form or terms of Notes of any series as permitted by the Indenture;

•	to comply with the rules of any applicable securities depository;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Notes; provided that any such addition, change or elimination (a) shall neither (1) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such Notes with respect to such provision or (b) shall become effective only when there is no note described in clause (a)(1) outstanding;

•	to cure any ambiguity, mistake, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of Notes of any series in any material respect;

•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes pursuant to the Indenture; provided that any such action shall not adversely affect the interests of the holders of Notes of such series or any other series of Notes in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded;

•

to conform to the description of the Notes contained in this prospectus supplement, the accompanying prospectus or any similar document with respect to the offering of Notes of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the Indenture or such Notes; and

•

to add to, change or eliminate any of the provisions of the Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of Notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding Notes of any series may, on behalf of the holders of Notes of that series, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of the holders of all Notes of that series, waive any past default and its consequences under the Indenture with respect to the Notes of that series, except a default (1) in the payment of principal or premium, if any, or interest on Notes of that series or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the Indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance Provisions

We may discharge certain obligations to holders of the Notes of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars and/or U.S. government obligations, or, in the case of Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, in an amount sufficient to pay all amounts owing pursuant to the Indenture, including the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the Notes have become due and payable) or to the maturity thereof or the redemption date of the Notes of that series, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to Notes (except for, among other things, obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes, to hold moneys for payment in trust and certain of our obligations to the Trustee) (“legal defeasance”) or (2) to be released from our obligations to comply with the covenant described in the accompanying prospectus under the caption “Description of Debt Securities—Covenants—Consolidation, Merger and Sale of Assets” and certain other covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the Notes of a series and clauses (3) and (4) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars and/or U.S. government obligations, or, in the case of Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, applicable to the Notes of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the Notes on the scheduled due dates therefor.

If we effect legal or covenant defeasance with respect to the Notes of any series, the amount in U.S. dollars and/or U.S. government obligations, or, in the case of Notes denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay amounts due on the Notes of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from any event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the Notes of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

The Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the Notes in certificated form. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

Any notices required to be given to the holders of the Notes will be given to DTC, as the registered holder of the global notes, in accordance with DTC’s procedures. In the event that the global notes are exchanged for Notes in certificated form, notices to holders of the Notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of holders maintained by the registrar.

Regarding the Trustee

U.S. Bank Trust Company, National Association is the Trustee under the Indenture and has also been appointed by us to act as registrar, transfer agent and paying agent for the Notes. We and our affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. The Trustee and its affiliates will be permitted to engage in other transactions with us. However, if a conflicting interest arises and a default occurs with respect to the Notes, the Trustee must eliminate such conflict or resign.

U.S. Bank Trust Company, National Association assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The Notes will be issued in the form of registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). We have provided the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code;

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance; and

•	settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.

DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have the Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of the Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the Notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depository to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes of a series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•

DTC notifies us at any time that it is unwilling, unable or no longer qualified to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes of such series; or

•

there shall have occurred and be continuing an event of default with respect to Notes of such series and DTC notifies the Trustee of its decision to exchange the global notes of such series for certificated notes of such series.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in the initial offering at their original “issue price” (i.e., the first price at which a substantial part of the Notes is sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate tax, Medicare contribution tax or other U.S. federal tax laws or under the laws of any state, local or foreign jurisdiction. This discussion is based on current provisions of the Code, the treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	banks or other financial institutions;

•	dealers in securities or currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	insurance companies, tax-exempt entities or arrangements, or grantor trusts;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein);

•	subchapter S corporations;

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	real estate investment trusts, regulated investment companies;

•	holders liable for the alternative minimum tax;

•	persons subject to the base erosion and anti-abuse tax;

•	persons subject to rules under Section 1061 of the Code;

•	certain former citizens or former long-term residents of the United States or entities covered by the anti-inversion rules under the Code;

•	persons who actually or constructively own more than 5% of Marvell Technology, Inc. common stock;

•	U.S. holders having a “functional currency” other than the U.S. dollar;

•	holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction;

•	“controlled foreign corporations” and “passive foreign investment companies;” and

•

persons who are subject to special accounting rules (including rules requiring them to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

If a partnership, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partners and the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Notes should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of Notes.

On May 22, 2025, the U.S. House of Representatives passed a bill, and on June 16, 2025, the U.S. Senate Finance Committee released legislative text within the Finance Committee’s jurisdiction for inclusion in Senate Republican’s budget reconciliation bill. The legislation, if either is enacted into law in its current form, would add new Section 899 to the Code. Proposed Section 899 of the Code could materially and adversely affect the tax liability of certain non-U.S. holders with respect to their investment in the Notes. Non-U.S. holders are urged to consult their tax advisors regarding the potential application of proposed Section 899 with respect to their investment in the Notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.

Contingent Payments

We may be required to pay amounts in excess of stated interest and principal on the Notes, or prior to their scheduled payment dates, under certain circumstances, including as described in this prospectus supplement under the caption “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event” and in the accompanying prospectus under the caption “Description of Debt Securities—Payments of Additional Amounts.” Under the Treasury Regulations regarding contingent payment debt instruments, one or more contingencies will be disregarded in determining whether a debt instrument is a contingent payment debt instrument if such contingencies, in the aggregate, are considered remote or incidental. We intend to take the position that the possibility that any such payments will be made is remote or incidental and therefore, does not cause the Notes to be treated as contingent payment debt instruments under the applicable Treasury Regulations. This position is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income on the Notes at a rate in excess of the stated interest rate and to treat any gain realized on the taxable disposition of Notes as ordinary income rather than as capital gain.

Holders should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest

It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the Code and applicable Treasury Regulations). Accordingly, interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (i) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Interest”) and (ii) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder has held the Note for a period of more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “— Additional Withholding Requirements under the Foreign Account Tax Compliance Act,” payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, provided that:

•	interest paid on the Notes is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership; and

•

either the non-U.S. holder (a) provides such holder’s name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) holds its notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest on the Notes to such non-U.S. holder will generally be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8 appropriate to the non-U.S. holder’s circumstances claiming an exemption from or reduction in withholding under an applicable income tax treaty and complies with any other applicable procedures.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. fixed base or permanent establishment), then such non-U.S. holder generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such non-U.S. holder was a U.S. holder (although such non-U.S. holder generally will be exempt from the 30% U.S. federal withholding tax described above, provided the certification requirements discussed herein are satisfied). In addition, if such non-U.S. holder is a foreign corporation, such holder may be subject to an additional “branch profits tax” equal to 30% (or a lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders— Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a treaty or agreement with those tax authorities.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), or otherwise establishes an exemption.

Under Treasury Regulations, the payment of proceeds from the disposition of a Note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest payable on certain debt instruments that are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which a debt instrument is held may affect the determination of whether such withholding is required. Similarly, interest payable on certain debt instruments held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the United States Department of the Treasury.

UNDERWRITING; CONFLICTS OF INTEREST

J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers and representatives of the underwriters named below. Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amounts of the Notes of each series as set forth below:

Underwriters	Principal Amount of 20 Notes	Principal Amount of 20 Notes
J.P. Morgan Securities LLC	$	$
BofA Securities, Inc.
Wells Fargo Securities, LLC

Total	$	$

The underwriters are offering the Notes subject to their receipt and acceptance of the Notes from us and subject to the underwriters’ right to reject any order in whole or in part and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to, among other things, the approval of certain legal matters by their counsel and other conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

The underwriters initially propose to offer some of the Notes directly to the public at the respective public offering prices shown on the cover page of this prospectus supplement and some of the Notes to certain dealers at that price less a concession not in excess of    % of the principal amount, in the case of the 20  Notes, and    % of the principal amount, in the case of the 20  Notes. The underwriters may allow, and those dealers may reallow, a concession not in excess of    % of the principal amount, in the case of the 20  Notes, and of    % of the principal amount, in the case of the 20  Notes. After the initial offering of the Notes, the respective offering prices and other selling terms of each series of the Notes offered hereby may from time to time be varied by the underwriters. The underwriters may offer and sell Notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the Notes and in total:

	Percentage		Total
Per 20 Note		%	$
Per 20 Note		%
Total			$

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $   .

We do not intend to apply for listing of the Notes on any securities exchange or any automated quotation system. However, the underwriters may make a market in the Notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any market making with respect to the Notes may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Notes.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own accounts. In addition, to cover over-allotments or to stabilize the prices of the Notes, the underwriters may bid for, and purchase, Notes in the open market to stabilize the prices of the Notes. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing Notes in this offering if the syndicate repurchases previously distributed Notes to cover syndicate short positions to stabilize the prices of the Notes. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels or prevent or delay a decline in the market price of the Notes. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We expect to deliver the Notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the     business day following the date of the pricing of the Notes (such settlement cycle being herein referred to as “T+ ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+ , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to the business day preceding the settlement date should consult their own advisers in this regard.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of some of the underwriters are or have been lenders and/or agents, and affiliates of some of the underwriters are or have been lead arrangers and joint bookrunners, under the Revolving Credit Agreement and the 2026 Term Loan Agreement. In addition, we expect affiliates of the underwriters to act as agents and/or lenders, and an affiliate of BofA Securities, Inc. to serve as administrative agent under the anticipated second amended and restated revolving credit agreement.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As a result of our intended use of proceeds for the repayment of debt, including amounts outstanding under our term loans due 2026 and revolving credit facility, certain underwriters (or their respective affiliates) may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities.

In particular, affiliates of the underwriters act as agents and/or lenders, and an affiliate of J.P. Morgan Securities LLC serves as administrative agent under the 2026 Term Loan Agreement. Additionally, affiliates of the underwriters act as agents and/or lenders, and an affiliate of BofA Securities, Inc. serves as administrative agent, under the Revolving Credit Agreement.

Offering Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (b) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “U.K.”). For these purposes, a retail investor means a person who is one (or more) of (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the U.K. will be made pursuant to an exemption under the U.K. Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the U.K. Prospectus Regulation or the FSMA.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions. This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act of Korea and the Foreign Exchange Transaction Act of Korea and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be resold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act of Korea and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Notes on behalf of us. The underwriters have been represented in connection with this offering by Davis Polk & Wardwell LLP, Redwood City, California.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and the related financial statement schedules of Marvell Technology, Inc. as of February 1, 2025 and February 3, 2024, and for each of the three years in the period ended February 1, 2025, incorporated in this prospectus supplement by reference to Marvell Technology, Inc.’s Annual Report on Form 10-K for the year ended February 1, 2025, and the effectiveness of Marvell Technology, Inc.’s internal control over financial reporting as of February 1, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

MARVELL TECHNOLOGY, INC.

DEBT SECURITIES

COMMON STOCK

WARRANTS

UNITS

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in prospectus supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The net proceeds to us from the sale of securities also will be set forth in the applicable prospectus supplement. Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MRVL.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves certain risks. See the “Risk Factors” section on page 5 of this prospectus and the risk factors we incorporate by reference herein and, if any, in the relevant prospectus supplement.

Neither of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Marvell Technology, Inc.,” “we,” “our” and “us” refer, collectively, to Marvell Technology, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a leading supplier of data infrastructure semiconductor solutions, spanning the data center core to network edge. We are a fabless supplier of high-performance semiconductor products with core strengths in developing and scaling complex System-on-a-Chip architectures, integrating analog, mixed-signal and digital signal processing functionality. Leveraging leading intellectual property and deep system-level expertise, as well as highly innovative security firmware, our solutions are empowering the data economy and enabling the data center, enterprise networking, carrier infrastructure, consumer, and automotive/industrial end markets.

Corporate Information

We were incorporated in Delaware on October 20, 2020 under the name Maui Holdco, Inc. and changed our name to Marvell Technology, Inc. on April 20, 2021. Our registered and mailing address is 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801 and our telephone number there is (302) 295-4840.

We maintain a website at www.marvell.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The Securities That May Be Offered

We may offer or sell common stock, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.002 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Debt Securities

We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under the indenture between us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association). We have summarized the material provisions of the debt securities and select portions of the indenture below. The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

Warrants

We may offer warrants for the purchase of common stock or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.marvell.com/. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended February 1, 2025, filed with the SEC on March 12, 2025;

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the information incorporated by reference into our Annual Report on Form 10-K for the year ended February 3, 2024 from our  Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 8, 2024; and

•	the description of our common stock contained in the Form 8-K12B, filed with the SEC on April 20, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Marvell Technology, Inc.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

Attn: Investor Relations

(302) 295-4840

RISK FACTORS

Investing in our securities involves risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “targets,” “goals,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ materially from those predicted include, but are not limited to:

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risks related to our ability to design, develop and introduce new and enhanced products, in particular in the Artificial Intelligence Cloud and 5G markets, in a timely and effective manner, as well as our ability to anticipate and adapt to changes in technology;

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risks related to our dependence on a few customers for a significant portion of our revenue, particularly as our major customers comprise an increasing percentage of our revenue, as well as risks related to a significant portion of our sales being concentrated in the data center end market, and risks related to the gain or loss of design wins with our key customers;

•	risks related to changes in general macroeconomic conditions such as economic slowdowns, inflation, stagflation, high or rising interest rates, financial institution instability, and recessions;

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risks related to tariffs and trade restrictions with China, Russia and other foreign nations including risks related to the ability of our customers, particularly in jurisdictions such as China that may be subject to trade restrictions (including the need to obtain export licenses) to develop their own solutions, vertically integrate which may reduce the need for our products, or acquire fully developed solutions from third parties;

•	risks related to our ability to execute on changes in strategy and realize the expected benefits from restructuring activities;

•	risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory;

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risks related to our ability to successfully integrate and to realize anticipated benefits or synergies, on a timely basis or at all, in connection with our past, current, or any future acquisitions, divestitures, significant investments or strategic transactions;

•	risks related to the highly competitive nature of the end markets we serve, particularly within the semiconductor and infrastructure industries;

•	risks related to our ability to maintain a competitive cost structure for our manufacturing, assembly, testing and packaging processes and our reliance on third parties to produce our products;

•	risks related to our ability to attract, retain and motivate a highly skilled workforce, especially engineering, managerial, sales and marketing personnel;

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risks related to any current and future litigation, regulatory investigations, or contractual disputes with customers that could result in substantial costs and a diversion of management’s attention and resources that are needed to successfully maintain and grow our business;

•	risks related to our ability to scale our business;

•	cybersecurity risks;

•	risks related to our debt obligations;

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risks related to the extension of lead time due to supply chain disruptions, component shortages that impact the costs and production of our products and kitting process, and constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers;

•	risks related to the specific conditions in the end markets we address, including seasonality and volatility in the technology sector and semiconductor industry;

•	risks related to failures to qualify our products or our suppliers’ manufacturing lines;

•	risks related to failures to protect our intellectual property, particularly outside the United States;

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risks related to the potential impact of significant events or natural disasters or the effects of climate change (such as drought, flooding, wildfires, increased storm severity, sea level rise, and power outages), particularly in certain regions in which we operate or own buildings, such as Santa Clara, California, and where our third-party manufacturing partners or suppliers operate, such as Taiwan and elsewhere in the Pacific Rim;

•	risks related to our sustainability programs;

•	risks related to the impact of the COVID-19 pandemic or other future pandemics, on the global economy and on our customers, suppliers, employees and business; and

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risks related to failures of our customers to agree to pay for NRE (non-recurring engineering) costs, failure to pay enough to cover the costs we incur in connection with NREs or non-payment of previously agreed NRE costs due to us.

Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” which is incorporated herein by reference, as well as those discussed in other documents that are incorporated by reference in this prospectus. Unless required by law, we undertake no obligation to update publicly any forward-looking statements.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock, repayment of debt, and acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF COMMON STOCK

The description of our common stock is incorporated by reference to Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 9, 2023.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under the indenture between us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association). We have summarized the material provisions of the debt securities and select portions of the indenture below. The indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued. Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

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the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

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the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

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the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

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our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization, special mandatory redemption or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

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if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

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if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

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if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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whether and under what circumstances we will pay additional amounts on any debt securities of the series held by a person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

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if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

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if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

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any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable in the event of default;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

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the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

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whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which the banking institutions are authorized or required by law or executive order to close or on which commercial banks in New York, New York are authorized or required by law to close.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option. If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary’s procedures unless otherwise required by any applicable exchange’s or depositary’s requirements, in the case of notes represented by a global note, or pro rata, by lot or such other method as the trustee shall determine to be fair or appropriate, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable and, if applicable, the interest thereon will cease to accrue; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the debt securities will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if that is the case; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option. If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at a time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be cancelled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the office of the trustee, U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), located at One California Street, Suite 1000, San Francisco, CA 94111), or as otherwise set forth in the applicable prospectus supplement). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness that may be incurred by us and our subsidiaries;

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contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of a highly leveraged transaction or similar transaction involving us or our subsidiaries; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets. The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

(1)

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company or other entity (if such entity is not us) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, the Cayman Islands, or any other country which is on the date of the indenture a member of the Organization for Economic Co-operation and Development or the European Union and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

(2)	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

(3)

the trustee receives from us an officer’s certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

Notwithstanding the above, (A) this covenant shall not apply to the conveyance, transfer or lease of properties or assets between or among us and our subsidiaries and (B) clauses (2) and (3) above shall not apply to (i) us consolidating with or merging into one of our subsidiaries for any purpose or (ii) any of our subsidiaries consolidating with or merging into us for any purpose. As a result, this covenant will not prohibit us from merging into a subsidiary even if following the consummation of such merger an event of default has occurred and is continuing.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Corporate Existence. We covenant and agree, for the benefit of the holders of debt securities, that, subject to “—Consolidation, Merger and Sale of Assets” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation or other legal entity.

Payments of Additional Amounts. If we consolidate with or merge with or into another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the “surviving entity”), then the surviving entity will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, levies, imposts, assessments or governmental charges (including penalties, interest, additions and any other liability with respect thereto) of whatever nature (“Taxes”) imposed or levied by any jurisdiction in which the surviving entity is considered to be a resident for Tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such Taxes are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If we are so required to withhold or deduct any amount for or on account of Taxes, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)

any Taxes of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise has or had any present or former connection with the relevant taxing jurisdiction other than by reason of the mere purchase, ownership or disposition of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, value-added, sale, transfer, excise, personal property or similar Tax;

(3)

any Taxes that are imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such Taxes;

(4)

any withholding or deduction imposed on or in respect of any debt securities pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(5)	any Taxes that are payable otherwise than by withholding or deducting from payment of principal or premium, if any, or interest on such debt securities; or

(6)	any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for Tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt securities.

Wherever in the indenture or the debt securities there are mentioned, in any context: (1) the payment of principal, (2) purchase prices in connection with a purchase of a debt security, (3) interest or (4) any other amount payable on or with respect to the debt securities, such reference shall be deemed to include payment of any additional amounts as described under this section to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof.

We will pay any present or future stamp, court or documentary Taxes or other similar Taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indenture, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such Taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to us is organized or any political subdivision or taxing authority or agency thereof or therein.

Redemption for Tax Purposes. We may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts (as described in “—Payments of Additional Amounts”), if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to us, or a decision rendered by a court of competent jurisdiction in a taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payments of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election at least 15 days but no more than 60 days before the redemption date to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.

Provision of Financial Information. For so long as any debt securities are outstanding, if we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will deliver to the trustee and the holders the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that we file the same with the SEC. If we are not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any debt securities are outstanding, we will deliver to the trustee and the holders the quarterly and annual financial statements that would be required to be contained in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q required to be filed with the SEC if we were subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to us at that time pursuant to applicable SEC rules and regulations.

Reports and other documents filed by us with the SEC and publicly available via the EDGAR system or on our website will be deemed to be delivered to the trustee and the holders as of the time such filing is publicly available via EDGAR or on our website for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or on our website. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series, except as set forth in the applicable prospectus supplement:

(1)	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2)

default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional or mandatory redemption, upon declaration or otherwise;

(3)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; or

(4)	certain events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate signed by our principal executive officer, principal financial officer or principal accounting officer, stating whether or not, to the best knowledge of such officer, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture and, if we are in a default, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2)

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default in its own name as Trustee under the indenture;

(3)	the trustee has been offered indemnity satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest and additional amounts on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of any such payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security (except as part of any remarketing of the debt securities of any series or any interest rate reset with respect to the debt securities of any series, in each case in accordance with the terms of the debt securities of such series);

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•

modify any of the above provisions except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•

to add to our covenants for the benefit of holders of the debt securities of all or any series (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•

to add any additional events of default for the benefit of holders of the debt securities of all or any series (and if such additional events of default are to be for less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to facilitate the issuance of debt securities registered under the Securities Act and offered in exchange of any securities issued under the indenture or in uncertificated form;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	to cure any ambiguity, mistake or omission, defect or inconsistency;

•

to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect, as determined by us in good faith;

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture;

provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•

to conform to the description of debt securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of debt securities of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the indenture or such debt security; and

•

to add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may on behalf of the holders of all debt securities of such series waive any past default under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of such series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture, but no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance Provisions

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars and/or U.S. government obligations, or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, in an amount sufficient to pay all amounts owing pursuant to the indenture, including the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities, to hold moneys for payment in trust and certain of our obligations to the trustee) (“legal defeasance”) or (2) to be released from our obligations to comply with the covenant described under “ — Covenants—Consolidation, Merger and Sale of Assets” and certain other covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (4) under “ —Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars and/or U.S. government obligations, or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars and/or U.S. government obligations, or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or foreign government obligations of the government that issued such currency, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the trustee, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests. Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities has occurred and is continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream. If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank Trust Company, National Association is the trustee under the indenture.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with the other offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, aggregate principal amount, currency, number and terms of the securities purchasable upon exercise of the warrants;

•

the designation aggregate principal amount, currency, number and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•

the date on which the right to exercise the warrants shall commence and the date on which that right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of a combination of any two or more of the securities described in this prospectus or debt obligations of third parties, including U.S. Treasury securities. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”

The applicable prospectus supplement will describe the following terms, where applicable, of the units in respect of which this prospectus is being delivered:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	through underwriters;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Marvell Technology, Inc. as of February 1, 2025 and February 3, 2024, and for each of the three years in the period ended February 1, 2025, incorporated by reference in this Prospectus, and the effectiveness of Marvell Technology, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$

Marvell Technology, Inc.

$      % Senior Notes due 20

$      % Senior Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

   , 2025

Joint Book-Running Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities